SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                     ---------------------------------

                                 FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 29, 2000



                       Pacific Gateway Exchange, Inc.
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           (Exact name of registrant as specified in its charter)




       Delaware                      000-21043                  94-3134065
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(State or other jurisdiction        (Commission              (I.R.S. Employer
    of Incorporation)               File Number)            Identification No.)



500 Airport Boulevard, Suite 340
Burlingame, California                                                 94010
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (650) 375-6700



                              (Not Applicable)
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(Former name or former address, if changed since last report)




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         This report on Form 8-K includes forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the debtor-in-possession financing arrangement and issues relating to listing on Nasdaq. Actual results may differ materially from those projected due to numerous factors, including:
1) actions taken by the bankruptcy judge, including with respect to the debtor-in-possession financing arrangement; 2) Nasdaq's decision with respect to delisting of the Company's stock; 3) the ability to locate purchasers for the Company's assets and to negotiate and close asset sales; and 4) the prices at which the Company is able to sell assets. Additional factors affecting whether forward-looking statements are realized may be found in the Company's Report on Form 10-K and Report on Form 10-Q, on file with the SEC.

Item 3.     Bankruptcy or Receivership
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         On December 29, 2000, the Company filed a voluntary Chapter 11 petition with the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division. The Chapter 11 case, 00-33019DM, has been assigned to the Honorable Dennis Montali, United States Bankruptcy Judge. The Board of the Company determined that it was in the best interests of the Company and its constituents that this action be taken.

         On January 3, 2001, the following subsidiaries of the Company filed voluntary Chapter 11 petitions with the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division:

         Global Time, Inc.
         Onyx Networks, Inc.
         World Pathways, Inc.
         World Link, Inc.

On January 4, 2001, International Exchange Communications, Inc., a subsidiary of the Company, filed a voluntary Chapter 11 petition with the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division. The subsidiary cases have also been assigned to Honorable Dennis Montali, United States Bankruptcy Judge.

         The Company is negotiating a debtor-in-possession financing arrangement with Bank of America and Bankers Trust Company and is seeking Bankruptcy Court seeking approval for the agreement and the financing contemplated under the agreement.

         Although the Company remains open to acquisition proposals, the Company commenced these chapter 11 cases in order to effectuate an orderly wind down of the business and to coordinate sales of the assets so as to maximize the value of those assets.

         The Company is represented in connection with its Chapter 11 case by Klee, Tuchin, Bogdanoff & Stern and Pachulski, Stang, Ziehl, Young & Jones.

Item 5.     Other Events
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         On December 21, 2000, Williams Communications, Inc. ("Williams")
purported to terminate its Mutual IRU Sale Agreement with the Company dated as of April 27, 1999, eliminating a portion of the Company's current fiber optic capacity used for its telecommunication services throughout the United States. On December 26, 2000, the Company notified Williams that the Company believes this agreement remains in full force and effect and that Williams is in default of the agreement because of Williams' wrongful termination of service.

         The relationship with the investment banking firm previously retained by the Company to locate buyers for the Company or its assets has been terminated.

         In addition, Gail Granton resigned as a director and as the secretary of the Company.

         On January 2, 2001 Nasdaq halted trading in the Company's stock. Also, on January 2, 2001, the Company received a staff determination from Nasdaq indicating that the Company no longer meets marketplace Rule 4450
(f) as a result of the Company's bankruptcy filing. The staff of Nasdaq expressed concerns regarding the Company's ability to sustain compliance with all the continued listing requirements of the Nasdaq National Market, in light of the bankruptcy filing. Nasdaq conducted a delisting hearing with respect to the Company's stock on December 14, 2000 and the Company is awaiting Nasdaq's decision. The bankruptcy filing will be considered an additional deficiency by Nasdaq in determining whether to delist the Company's stock. There can be no assurance that Nasdaq will continue to list the Company's stock on the Nasdaq National Market. If Nasdaq delists the Company's stock from the Nasdaq National Market, it is possible that the Company's stock may trade on the over-the-counter bulletin board. In addition, effective with the open of business on Thursday January 4, 2001, Nasdaq changed the Company's trading symbol from PGEX to PGEXQ.


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: January 10, 2001          PACIFIC GATEWAY EXCHANGE, INC.

                                          By:  /s/ David M. Davis
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                                                David M. Davis
                                                Chief Financial
                                                Officer